Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of July 29, 2025, is by and between ZOOZ Power Ltd., a company incorporated under the laws of the State of Israel (the “Company”), and each investor identified in the signature pages hereto (each, including its successors and assigns, an “Investor” and together the “Investors” and, together with the Company, the “Parties” and each a “Party”).

RECITALS

A. The Company and each Investor are executing and delivering this Agreement in reliance upon (i) the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act and (ii) each Investor’s representations made under Section 2(n) herein.

B. The Company has authorized the issuance to each Investor of (i) ordinary shares of the Company (the “Shares”), par value NIS 0.00286 per share (the “Ordinary Shares”), and (ii) pre-funded warrants to acquire Ordinary Shares, substantially in the form attached hereto as Exhibit A (the “Warrants”), subject to receipt of the Shareholder Approval (as defined below) and the satisfaction of the conditions to the Company’s obligation to sell as set forth in Section 6. The Ordinary Shares issuable upon exercise of the Warrants shall be referred to as the “Warrant Shares”.

C. Contemporaneously with the sale of the Shares and the Warrants hereunder, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares and the Warrant Shares under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

D. Each Investor wishes to purchase, and the Company wishes to sell, at the Closing (as defined below), upon the terms and conditions stated in this Agreement, the Shares and the Warrants.

E. The Shares, the Warrants, and the Warrant Shares are collectively referred to herein as the “Securities.”

F. The Company is concurrently entering into a separate purchase agreement for the sale of up to $5,000,000 of Ordinary Shares, and/or pre-funded warrants to purchase Ordinary Shares and warrants to purchase Ordinary Shares (the “Concurrent Offering”).

G. The Company has engaged Chardan Capital Markets LLC as its placement agent (the “Placement Agent”) for the private placement of the Securities.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor, severally and not jointly, hereby agree as follows:

1.	PURCHASE AND SALE OF SHARES AND WARRANTS.

(a) Purchase of Shares and Warrants. Subject to the satisfaction (or waiver by the applicable party) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Investors, and the Investors agree, severally and not jointly, to purchase from the Company on the applicable Closing Date (as defined below) (A) the Shares, at a price per Share of $1.00 (the “Share Price”) and (B) the Warrants, if applicable, at a price per Warrant of $0.999 (the “Warrant Price”), on the closing date (the “Closing”). The Securities shall be purchased at the Closing and shall consist of up to an aggregate of $164,005,000 of Shares at the Share Price and Warrants, if any, at the Warrant Price (the aggregate amount to be invested under this Agreement, the “Investment Amount”).

(b) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the second (2nd) Business Day after the date upon which the Company has received Shareholder Approval (as defined below) and subject to the satisfaction or waiver of the conditions to the Closing set forth in Sections 6, 7 and 8 below (or such other date as is mutually agreed to by the Company and the Investors investing the majority of the Investment Amount).

As used herein “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York or in the State of Israel are authorized or required by law to remain closed, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York or the State of Israel are generally open for use by customers on such day.

(c) Form of Payment; Price. At the Closing Date, (i) each Investor, severally and not jointly, shall pay to the Company, through the procedures communicated by the Company, immediately available funds in the amount set forth next to Investor’s name on its signature page hereto (the “Purchase Price”) for the Shares (at the Share Price) and, if applicable, the Warrants (at the Warrant Price), and (ii) the Company shall deliver to such Investor evidence of the Company’s book-entry registration in its stock ledger reflecting the number of Shares purchased by such Investor and Warrants, if applicable, in paper form.

2.	INVESTOR REPRESENTATIONS AND WARRANTIES.

Each Investor, severally and not jointly, represents and warrants to the Company and the Placement Agent that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Investor or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated in this Agreement has been taken. The execution, delivery and performance by such Investor of the Transaction Agreements to which such Investor is a party has been duly authorized and each has been duly executed.

(b) No Public Sale or Distribution. Investor (i) is acquiring the Shares and the Warrants and (ii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act. Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(c) Reliance on Exemptions. Investor understands that the Securities are being offered and sold to it in reliance on (i) specific exemptions from the registration requirements of United States federal and state securities laws, and (ii) Investor’s representations made under Section 2(n) herein, and that the Company is relying in part upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities.

(d) Information. Investor and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by Investor. Investor and its advisors have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Investor or its advisors or its representatives shall modify, amend or affect Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. The Investor acknowledges that the Investor is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor. The Investor is, at this time and in the foreseeable future, able to afford the loss of the Investor’s entire investment in the Securities and the Investor acknowledges specifically that a possibility of total loss exists.

(e) No Governmental Review. Investor understands that no United States federal or state agency or any other government or governmental agency, including any Israeli agency, has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. Notwithstanding the foregoing, Investor understands that the Company intends to apply to the Israel Securities Authority (the “ISA”) and any other Israeli Governmental Entity to which the Company determines that such application is desirable in order to receive such Governmental Entity’s consent (or any other position, to the Company’s satisfaction) for the consummation of the transactions contemplated by this Agreement.

(f) Transfer or Resale. Investor understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may not be pledged in connection with any loan or financing arrangement without the prior written consent of the Company.

(g) Validity; Enforcement. This Agreement and the Transaction Documents to which Investor is a party have been duly and validly authorized, executed and delivered on behalf of Investor and shall constitute the legal, valid and binding obligations of Investor enforceable against Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h) No Conflicts. The execution, delivery and performance by Investor of this Agreement and the Transaction Documents to which Investor is a party and the consummation by Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Investor, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Investor to perform its obligations hereunder.

(i) Residence. The office of Investor in which it has its principal place of business is identified in the address of Investor set forth on Investor’s signature page or otherwise has been provided to the Company.

(j) Investor Status. At the time Investor was offered the Securities, it was, and at the date hereof it is, (i) if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the 1933 Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the 1933 Act; or (ii) if an individual, is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. The Investor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c).

(k) General Solicitation; Brokers and Finders. Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement including any of the methods described in Section 502(c) of Regulation D under the 1933 Act. The purchase of the Securities by Investor has not been solicited by or through anyone other than the Company or, on the Company’s behalf, the Placement Agent and such solicitation resulted from a pre-existing, substantive relationship with the Company or the Placement Agent, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to the Investor solely by direct contact between Investor and the Company, the Placement Agent and/or their respective representatives. Investor did not become aware of this offering of the Securities, nor were the Securities offered to Investor, by any other means, and none of the Company, the Placement Agent and/or their respective representatives acted as investment advisor, broker or dealer to Investor. The Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(l) Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales (as defined below), of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Section, “Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the 1934 Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable Ordinary Shares).

(m) Disqualification Event. To the extent the Investor is one of the covered persons identified in Rule 506(d)(1), the Investor represents that no disqualifying event described in Rule 506(d)(1)(i-viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Investor or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Investor hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Investor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Investor’s securities for purposes of Rule 506(d) of the 1933 Act.

(n) Israeli Qualified Investor. Investor represents and warrants that its declarations and all other information provided in its declaration of Qualified Investor under Israeli Qualified Investor Status, in the form attached hereto as Exhibit C (the “Declaration”), is true and correct as of the date of this Agreement and as of the Closing, and that such Declaration was signed by a duly authorized signatory of the Investor.

(o) No Other Representations or Warranties. Except for the representations and warranties contained in the Transaction Documents and in Section 3 of this Agreement, neither the Company, nor any Person on behalf of the Company, has made, and Investor has not relied on, any other representation and warranty, express or implied, relating to the Company, its Subsidiaries (as defined below), the business of the Company or otherwise in connection with the transactions contemplated by this Agreement or the results of operations or financial condition of the Company, including any representations or warranties as to the future sales, revenue, profitability or success of the business, or any representations or warranties arising from statute or otherwise, from a course of dealing or usage of trade.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as disclosed in (a) (i) the Company’s annual report most recently filed with the SEC (other than information that is contained (i) solely in the “risk factors” sections of Company Reporting Documents or (ii) in any “forward-looking statements” disclaimer in the Company Reporting Documents, except to the extent any such information described in clause (i) or (ii) consists of factual and/or historical statements), (ii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i) above (other than information that is contained (i) solely in the “risk factors” sections of Company Reporting Documents or (ii) in any “forward-looking statements” disclaimer in the Company Reporting Documents, except to the extent any such information described in clause (i) or (ii) consists of factual and/or historical statements) and (iii) the Announcing Form 6-K (as defined below), in the form attached hereto as Exhibit D (collectively, the “Company Reporting Documents”) (other than the representations and warranties made by the Company in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(e), 3.1(f), 3.1(i), 3.1(l), 3.1(o), 3.1(p), 3.1(q), 3.1(r), 3.1(w) and 3.1(v) (the “Fundamental Representations”), which Fundamental Representations are not so qualified by the disclosure in the Company Reporting Documents), the Company hereby makes the following representations and warranties to each Investor:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed (to the extent such “good standing” qualification is applicable in such jurisdictions), and have the requisite power and authority to own their properties and assets and to carry on their business as now being conducted and as presently proposed to be conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified in the State of Israel and estimates that it and its Subsidiaries can obtain qualification without undue burden as a foreign entity to do business in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). The Company has no significant Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the share capital or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof (subject to obtaining the Shareholder Approval). The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares, and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrant as of the applicable Closing Date) have been duly authorized by the Company’s Board of Directors and (other than the filing of a notice of listing of additional shares with Nasdaq Stock Market LLC (“Nasdaq”) and filing a listing request for the listing of additional Ordinary Shares including the Warrant Shares with the Tel-Aviv Stock Exchange (the “TASE”) and receipt of such TASE approval, a Notice of Exempt Offering of Securities on Form D to be filed by the Company in connection with the transactions contemplated hereby, and any filing(s) required by applicable state “blue sky” securities laws, rules and regulations (together the “Securities Filings”) and filing the required notices and receipt of the approvals listed in Schedule 3(b) of the Company Disclosure Schedule (such schedules attached hereto as Exhibit E) no further filing, consent or authorization is required by the Company, its Board of Directors or its shareholders, other than the Shareholder Approval. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly authorized and, when executed and delivered by the Company in accordance with this Agreement, constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law and except as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. “Transaction Documents” means, collectively, this Agreement, the Warrants, the Registration Rights Agreement, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. Subject to and upon Shareholder Approval with respect to the Shares and Warrants, the issuance of the Shares and the Warrants at the Closing are duly authorized, and upon issuance in accordance with the terms of the Transaction Documents, the Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. Subject to and upon Shareholder Approval with respect to the Warrants, upon exercise in accordance with the terms of the Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares. Subject to the accuracy of the representations and warranties of the Investors in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares, the Warrants and the Warrant Shares and the reservation for issuance of the Warrant Shares, subject to Shareholder Approval) will not (i) result in a violation of the Company’s articles of association, as amended (the “Articles”), or any share capital or other securities of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except (A) in the case of clause (i), assuming and contingent on the Shareholder Approval, and (B) in the case of clauses (ii) and (iii), assuming filing all the required notices and receipt of the approvals listed in Schedule 3(b) of the Company Disclosure Schedule, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(e) Consents. Assuming the accuracy of the representations made by Investor in Section 2, the Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Securities Filings), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof, other than filing the required notices and receipt of the approvals listed in Schedule 3(b) of the Company Disclosure Schedule. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of the 1933 Act or under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf have taken any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(g) [Reserved.]

(h) Material Liabilities; Financial Information. Except as disclosed in the Financial Statements (as defined below), the Company has no liabilities or obligations, absolute or contingent (individually or in the aggregate), except obligations under contracts made in the ordinary course of business that as of the date of this Agreement would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles as applied in the United States, consistently applied for the periods covered thereby (“GAAP”). The Financial Statements (as defined below) fairly present in all material respects the financial position of the Company at the respective dates thereof. The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with GAAP. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(i) SEC Filings; Financial Statements. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act. The Company has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Section 13, 14(a) and 15(d) of the 1934 Act for the one year preceding the date of this Agreement and is in compliance with General Instruction I.A.2 of Form F-3. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Company Reporting Documents complied in all material respects with the applicable requirements of the 1934 Act, and, as of the time they were filed, none of the Company Reporting Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the Company Reporting Documents. To the Company’s knowledge, none of the Company Reporting Documents are the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the Company Reporting Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. The Company has delivered to Investor its audited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the fiscal year ended December 31, 2024 (the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

(j) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist based on events or circumstances that have occurred on or prior to the date hereof with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, operations (including results thereof) or condition (financial or otherwise), that could reasonably be expected to have a Material Adverse Effect.

(k) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in material violation of any term of or in default under their organizational charter, certificate of formation, memorandum of association, articles of association, or certificate of incorporation or articles of association, bylaws or any of its indebtedness, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, except in all cases for possible violations which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(l) Capitalization.

(i) As of the date hereof, the authorized share capital of the Company consists of NIS 100,000 divided into 34,973,575 Ordinary Shares, of which 12,500,042 Ordinary Shares were issued and outstanding as of the date of this Agreement. All of the issued and outstanding Ordinary Shares (A) have been duly authorized and are validly issued, fully paid and nonassessable, (B) were offered, sold and issued in compliance with applicable securities laws, and (C) were not issued in breach or violation of (1) the Articles or (2) any preemptive rights, purchase option, call option, right of first refusal or offer, subscription right or any similar right. The Company has no Ordinary Shares reserved for issuance, except as provided in the following paragraph.

(ii) As of the date of this Agreement, 11,049,080 Ordinary Shares were reserved for issuance upon the exercise of outstanding options, warrants and earnout rights (not including unallocated options reserved for future grants under the Company’s share option pool).

(m) Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the Company’s knowledge, threatened in writing against or affecting the Company or any of its Subsidiaries, the Ordinary Shares or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. Except as set forth in Schedule 3(m), the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(n) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its filings under the 1934 Act, and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(o) No Additional Agreements. Other than the Concurrent Offering, the Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(p) No General Solicitation. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has, directly or indirectly, offered or sold any of the Securities, or solicited any offers to buy any Securities, under any circumstances that would require registration under the 1933 Act of the Securities, including by any form of general solicitation or general advertising. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 4, neither the Company nor any of its Affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder for the exemption from registration for the transactions contemplated hereby.

(q) No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any person listed in the first paragraph of Rule 506(d)(1). Other than the Placement Agent, the Company is not aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities pursuant to this Agreement. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agents a copy of any disclosures provided thereunder.

(r) Reliance by the Investors. The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that each of the Investors will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

(s) Tax Status. The Company (i) has or shall have made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (taking into account all available extensions), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith other than such taxes for which adequate reserves in the Company’s financial statements have been established, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has set aside on its books provision reasonably adequate for the payment of applicable and material taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except to the extent of any inadequacy that would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received written notification of any material unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and to the knowledge of the Company there is no basis for any such claim where failure to pay would cause a Material Adverse Effect.

(t) Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled Affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is 50% owned or otherwise controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (or any other Covered Region of Ukraine identified pursuant to Executive Order 14065), Cuba, Iran, North Korea or Syria (before July 1, 2025) (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, respectively, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). Neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country, respectively.

(u) Cybersecurity. (i) (x) To the Company’s knowledge, since July 1, 2024, except as would not reasonably be expected to have a Material Adverse Effect, there has been no security breach or other compromise of any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, material confidential data (including such data of its respective customers, employees, suppliers, vendors that would cause a Material Adverse Effect, and any such third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any such security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, presently in compliance with all applicable (w) laws or statutes and (x) judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, (y) internal written policies and (z) legally binding contractual obligations in each case (ii)(w) through (ii)(z) governing the privacy and security of the IT Systems and Data and the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (iii) the Company and the Subsidiaries have, since July 1, 2024, implemented and maintained commercially reasonable safeguards designed to maintain and protect its material confidential data and the integrity, continuous operation, redundancy and security of the IT Systems and Data; and (iv) the Company and the Subsidiaries have, since July 1, 2024, implemented commercially reasonable backup and disaster recovery technology.

(v) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Israeli Prohibition on Money Laundering Law, 5760-2000, as amended, and the applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(w) Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(x) Nasdaq. The issued and outstanding Ordinary Shares are registered pursuant to Section 12(b) of the 1934 Act and are listed for trading on the Nasdaq Capital Market under the symbol “ZOOZ”. The Company is in compliance in all material respects with all listing requirements of Nasdaq applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Ordinary Shares on the Nasdaq Capital Market or to deregister the Ordinary Shares under the 1934 Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Ordinary Shares under the 1934 Act.

(y) Chief Executive Officer and Board Composition. At the Closing: (i) the Company’s Chief Executive Officer shall be Mr. Jordan Fried, and (ii) the composition of the Company’s Board of Directors shall be as prescribed under Schedule 3(y) attached hereto.

4.	COVENANTS.

(a) Commercially Reasonable Efforts. The Company and the Investors shall each use commercially reasonable efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in this Agreement, including to obtain Shareholder Approval and to allow for sufficient Shares, Warrants and Warrant Shares and approve any additional resolutions required to be approved by the Company’s shareholders in connection with the Agreement and the Transaction Documents in accordance with the Israeli Companies Law, 1999 and receiving all other approvals listed in Schedule 3(b) of the Company Disclosure Schedule.

(b) Books and Records. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP in all material respects.

(c) Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investors.

(d) Available Shares. Subject to Shareholder Approval with respect to the Shares and Warrants, the Company shall at all times keep authorized and available for issuance, free of preemptive rights, the minimum number of Ordinary Shares potentially issuable in the future with respect to any Warrant Shares issuable upon exercise in full of the Warrants. If the Company determines at any time that it does not have a sufficient number of authorized Ordinary Shares to keep available for issuance as described in this Section 4(d), the Company shall use all commercially reasonable efforts to increase the number of authorized Ordinary Shares by seeking approval from its shareholders for the authorization of such additional shares.

(e) Securities Laws Disclosure; Publicity. The Company shall, within four (4) trading days following the date hereof, file a Report on Form 6-K report or other public disclosure disclosing the material terms of the transactions contemplated hereby and including this Agreement and the other Transaction Documents as an exhibit thereto (the “Announcing Form 6-K”). Investor will promptly provide any information reasonably requested by the Company or any of its Affiliates for any regulatory application or filing made or to be made or approval sought in connection with the transactions contemplated by this Agreement (including filings with the SEC).

(f) Exercise Procedures. The form of Exercise Notice included in the Warrants set forth the totality of the procedures required of the Investors in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver the Warrant Shares in accordance with the terms, conditions and time periods set forth therein.

(g) Use of Proceeds. The Company will deposit 95% of the net proceeds received by it from the sale of the Securities into a dedicated account (the “Funding Accounts”) for the purpose of implementing and executing a treasury strategy (the “Treasury Strategy”), which shall have been approved by the Company’s Board of Directors, pursuant to which the Company will acquire Bitcoin or exchange traded funds that trade Bitcoin. The Company will use such 95% of the net proceeds from the sale of the Securities solely for purchases of Bitcoin or exchange traded funds that trade Bitcoin in furtherance of the Treasury Strategy under the oversight of the Company’s Chief Executive Officer. The Company will deposit the remaining 5% of the net proceeds received by it from the sale of the Securities into the Company’s bank account as shall be designated by the Company for such purposes as shall be determined by the Company. Within 60 days after the Closing Date, the Company will provide a report to the Investors regarding the amount of net proceeds from the sale of the Securities used for purchases of Bitcoin or exchange traded funds that trade Bitcoin in furtherance of the Treasury Strategy and, to the extent that all net proceeds designated for the Treasury Strategy have not at that time been used, the Company will thereafter provide additional reports to the Investors, with respect to such portion of the net proceeds from the sale of the Securities used for purchases of Bitcoin or exchange traded funds that trade Bitcoin in furtherance of the Treasury Strategy, no less frequently than on a quarterly basis until the date that substantially all net proceeds from the sale of the Securities allocated for purchases of Bitcoin or exchange traded funds that trade Bitcoin in furtherance of the Treasury Strategy have been so used for such purpose.

(h) Indemnification of Investors. Subject to the provisions of this Section 4(h), the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act) (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable, documented attorneys’ fees and reasonably incurred costs of investigation that any such Investor Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct. If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of its counsel a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations and warranties of such Investor Party in this Agreement or the other Transaction Documents. The Company will not, except with the consent of an Investor Party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of such Investor Party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, such Investor Party. The indemnification required by this Section 4(h) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

(i) Public Disclosure. On the day following the date on which the Announcing Form 6-K is filed, no Investor shall be in possession of any material nonpublic information received from the Company or any of its officers, directors, employees, attorneys, representatives or agents, with respect to the Transaction Documents and the transactions contemplated thereby.

(j) Beneficial Ownership Cap. The Investors and the Company agree that the total cumulative voting rights represented by the number of Securities (on an as-converted basis) issued to Investor (either under the Transaction Documents or otherwise, together with any other issuance made by the Company to such Investor) may not exceed 19.99% of the outstanding voting rights in the Company (the “Ownership Cap”) pursuant to the requirements of applicable rules. For purposes of this paragraph, the Ownership Cap shall be calculated immediately prior to the Closing, as applicable, based on the number of Ordinary Shares issued and outstanding as of the date of the Closing, which number shall include all convertible securities held by the applicable Investor, subject to any applicable beneficial ownership limitations included therein.

(k) Shareholder Approval Matters. The Company shall hold, before the date of the Closing, a special meeting of shareholders (the “Shareholder Meeting”) for the purpose of obtaining the approval of the shareholders of the Company of (i) an amendment to the Articles to increase the registered share capital of the Company to a number of Ordinary Shares sufficient to allow for the full issuance of the Shares at the Closing and the full exercise of the Warrants, if any, issued as part of the Closing (subject to the Ownership Cap), (ii) engagement in a new directors and officers insurance policy in such scope and coverage as shall be determined by the Company’s Board of Directors, and (iii) such other matters as may be required by applicable law in connection with the transactions contemplated by this Agreement (such approval, the “Shareholder Approval”). The Company shall use its reasonable commercial efforts to hold the Shareholder Meeting no later than September 8, 2025 (subject to the Company having the authority to postpone the Shareholder Meeting in order to offer shareholders more time to vote or if a quorum is not present) (the “Shareholder Approval Deadline”). The Company shall use its reasonable commercial efforts to obtain the Shareholder Approval. If, despite the Company’s reasonable commercial efforts, Shareholder Approval is not effected on or prior to the Shareholder Approval Deadline, the Company shall cause an additional shareholder meeting to be held two (2) months thereafter (a “Subsequent Shareholder Approval Deadline”).

(l) Nasdaq. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Ordinary Shares on the Nasdaq Capital Market and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.

5.	REGISTER; LEGENDS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a shareholders register in accordance with applicable Israeli law, as well as a register for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee), and the number of Warrant Shares issuable upon exercise of the Warrant held by such Person.

(b) Legends. Each Investor understands that the Securities have been or will be issued pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c) Registration Rights. Each of the Company and each Investor shall execute the Registration Rights Agreement as of the date hereof, substantially in the form attached hereto as Exhibit C.

(d) Legend Removal. Certificates or book-entry notations evidencing the Securities shall not contain any legend (including the legend set forth in Section 5(b) above) (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144 without restriction (including with respect to volume or manner of sale), or (iv) if such legend is not required under applicable requirements of the Securities Act. The Company shall, at its expense, cause its transfer agent to remove any restrictive legend or issue Securities without such legend, as applicable, within two (2) business days of (A) the delivery by any Investor to the Company and its transfer agent of such Securities (or appropriate representations in the case of book-entry), together with (B) customary documentation (including, if requested, an opinion of counsel or a broker representation letter, in form and substance reasonably acceptable to the Company and its counsel) demonstrating that the legend is no longer required. The Company shall be responsible for any fees of its transfer agent or any legal counsel in connection with such removal.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Shares and the Warrants to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date (in addition to the satisfaction of the conditions detailed in Section 8 below), as applicable, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investors with prior written notice thereof:

(a) Each Investor shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(b) Each Investor shall have delivered to the Company the Purchase Price for the Shares and the Warrants being purchased by such Investor at the Closing through procedures communicated by the Company.

(c) The representations and warranties of each Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date, and except to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or a Material Adverse Effect, which shall be true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof), and each Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing Date.

(d) No statute, rule, regulation, executive order, opinion, position-paper, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction (including the ISA) that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(e) Neither Nasdaq nor TASE shall have objected to this offering of the Securities.

(f) Each Investor shall have delivered to the Company the Declaration duly executed by each such Investor, and the Declaration shall be true and correct as of the Closing Date.

7.	CONDITIONS TO INVESTORS’ OBLIGATION TO PURCHASE.

The obligation of each Investor hereunder to purchase the Shares and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date (in addition to the satisfaction of the conditions detailed in Section 8 below), of each of the following conditions, provided that these conditions are solely for Investor’s sole benefit and may be waived by the applicable Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to each Investor each of the Transaction Documents to which it is a party, and the Company shall have duly executed and delivered to each Investor (A) evidence of the Company’s book-entry registration in its stock ledger representing the Shares; (B) the Warrant, if applicable, being purchased by such Investor at the Closing pursuant to this Agreement; and (C) the Registration Rights Agreement.

(b) The representations and warranties of the Company shall be true and correct as of the date when made and shall be true and correct in all material respects as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date, and except to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or a Material Adverse Effect, which shall be true and correct with the same force and effect as if expressly made on and as of the date hereof), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction (including the ISA) that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) The Company shall have established the Funding Accounts with a reasonably acceptable financial institution.

(e) Each Investor and the Placement Agent shall have received legal opinions from (i) U.S. counsel to the Company, and (ii) Israeli counsel to the Company, each in form and substance reasonably acceptable to the Investors and the Placement Agent, and addressing such legal matters as the Investors and the Placement Agent may reasonably request.

(f) Neither Nasdaq nor TASE shall have objected to this offering of the Securities, and the Company shall have filed additional listing applications and/or notices to each of Nasdaq and TASE for the authorized listing of the Shares and the Warrant Shares (subject to Shareholder Approval) issued and issuable to the Investors pursuant to the Transaction Documents.

8.	CONDITIONS TO EACH PARTY’S OBLIGATION TO CONSUMMATE THE CLOSING.

Without derogating from the provisions of Sections 6 and 7 above, the obligations of each Party to consummate the Closing shall be subject to the satisfaction or written waiver (where permissible) by the Company and Investors of the following conditions:

(a)	Shareholder Approval. The Shareholder Approval shall have been obtained.

(b)	Requisite Regulatory Approvals. All consents and approvals required to be obtained from or made with any Governmental Entity (including the TASE and including, to the extent determined by the Company, the delisting of its Ordinary Shares from the TASE) in order to consummate the transactions contemplated by this Agreement set forth on Schedule 8(b) shall have been obtained or made. Without derogating from the generality of the foregoing, the Company shall have received the consent (or any other position, to the Company’s satisfaction) of the ISA (or other applicable Israeli Governmental Entity acting as financial regulator) and the TASE for the transactions contemplated by the Closing and to the Treasury Strategy, or any other action desirable by the Company in connection thereto.

9.	TERMINATION.

This Agreement may be terminated at any time prior to the Closing by (i) mutual written consent of the Company and the applicable Investor or (ii) by written notice by the Company if any of the conditions to the Closing set forth in Section 8 have not been satisfied or waived by September 12, 2025. In the event that this Agreement is terminated pursuant to this Section 9, then each of the Parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the respective Parties; provided, that nothing in this Section 9 shall relieve the Parties of any liability for fraud or a willful breach of this Agreement.

10.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial.

(i) This Agreement, and any claims or proceedings arising out of this Agreement or the subject matter hereof (whether at law or equity, in contract or in tort or otherwise), shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

(ii) Each of the Parties agrees that: (i) it shall bring any proceeding in connection with, arising out of or otherwise relating to this Agreement, any agreement, certificate, instrument or other document delivered pursuant to this Agreement exclusively in the federal district court located in the State of New York (the “Chosen Courts”); and (ii) solely in connection with such proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such proceeding in the manner provided in Section 10(f) or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 10(a) or that any order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination, or award issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(iii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10(a).

(b) Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

(e) Entire Agreement; Release.

(i) This Agreement (including the exhibits and annexes) and the Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations, understandings, and representations and warranties, whether oral or written, with respect to such matters.

(ii) Each Party acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 2 and Section 3, in the Transaction Documents or in any agreement, certificate, instrument or other document delivered pursuant to this Agreement or the Transaction Documents, (i) no Party has made or is making any representations, warranties or inducements, (ii) no Party has relied on or is relying on any representations, warranties, inducements, statements, materials or information (including as to the accuracy or completeness of any statements, materials or information) and (iii) each Party hereby disclaims reliance on any representations, warranties, inducements, statements, materials or information (whether oral or written, express or implied, or otherwise) or on the accuracy or completeness of any statements, materials or information, in each case of clauses (i) through (iii), relating to or in connection with the negotiation, execution or delivery of this Agreement or any Transaction Documents, the agreements, certificates, instruments or other documents delivered pursuant to this Agreement or the Transaction Documents, or the Transactions. Each Party hereby releases, discharges, ceases and waives any and all claims, demands, liabilities, obligations, debts, damages, losses, expenses, costs and proceedings (whether in contract or in tort, in law or in equity, or granted by statute) relating to the making (or alleged making) of any representations, warranties or inducements, the disclosure or making available of any statements, materials or information (or the accuracy or completeness thereof), or the reliance on (or alleged reliance on) any representations, warranties, inducements, statements, materials or information (including the accuracy or completeness of any statements, materials or information), except for such claims, demands, liabilities, obligations, debts, damages, losses, expenses, costs and Proceedings arising from fraud with respect to the representations and warranties expressly set forth in Section 2 and Section 3, in the Transaction Documents or in any agreement, certificate, instrument or other document delivered pursuant to this Agreement or the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

ZOOZ Power Ltd.

4B Hamelacha St. Lod 7152008 Israel

Attention: Avi Cohen, Executive Chairman

Telephone: [***]

Email: [***]

With copies to (for informational purposes only) to:

Shibolet & Co.

4 Yitzhak Sadeh St. Tel Aviv 6777504

Attention: Ofer Ben-Yehuda; Ivor Krumholtz

Telephone: +972-3-3075030

Email: O.Ben-Yehuda@shibolet.com;

I.Krumholtz@shibolet.com

And

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Daniel I. Goldberg; Katie Kazem

Email: DGoldberg@cooley.com; kkazem@cooley.com

If to an Investor, to its mailing address and e-mail address set forth on such Investor’s signature page hereto, with copies to such Investor’s representatives as set forth on such Investor’s signature page hereto, or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Shares.

(h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, however, that (i) the Placement Agent is an intended third-party beneficiary of the representations and warranties of the Company and of each Investor set forth in Section 2 and Section 3, respectively, of the Agreement and (ii) the Investor Parties are intended third-party beneficiaries of Section 4(h).

(i) Amendments and Modifications. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(j) Equal Treatment of Investors. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(k) Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

(m) Remedies. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed or complied with in accordance with their terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to equitable remedies against another Party for its breach or threatened breach of this Agreement, including to enforce specifically the terms and provisions of this Agreement or to obtain an injunction restraining any such breach or threatened breach of the provisions of this Agreement in the Chosen Courts, in each case, (i) without necessity of posting a bond or other form of security and (ii) without proving the inadequacy of money damages or another any remedy at law. In the event that a Party seeks equitable remedies in any Proceeding (including to enforce the provisions of this Agreement or prevent breaches or threatened breaches of this Agreement), no Party shall raise any defense or objection, and each Party hereby waives any and all defenses and objections, to such equitable remedies on grounds that (x) money damages would be adequate or there is another adequate remedy at law or (y) the Party seeking equitable remedies must either post a bond or other form of security and prove the inadequacy of money damages or another any remedy at law.

(n) Expenses. Whether or not the Closing occurs, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the Transaction Documents and the transactions contemplated by this Agreement, including all fees and expenses of its Representatives, shall be paid by the Party incurring such expense.

(o) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in the Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

(p) Reliance by and Exculpation of Placement Agent.

(i) Each Investor agrees for the express benefit of the Placement Agent, its affiliates and its representatives that (i) the Placement Agent, its affiliates and its representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Securities, and the Investor has not relied and will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary, (ii) the Investor will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Securities, (iii) the Investor will be purchasing Securities based on the results of its own due diligence investigation of the Company and the Placement Agent and each of its directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Securities, or the accuracy, completeness, or adequacy of any information supplied to the Investor by the Company, (iv) the Investor has negotiated the offer and sale of the Securities directly with the Company, and the Placement Agent will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Investor further represents and warrants to the Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Securities, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 10(p) shall survive any termination of this Agreement.

(ii) The Company agrees and acknowledges that the Placement Agent may rely on its representations, warranties, agreements and covenants contained in this Agreement and each Investor agrees that the Placement Agent may rely on such Investor’s representations and warranties contained in this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agent.

(iii) Neither the Placement Agent nor any of its affiliates or representatives (1) shall be liable for any improper payment made in accordance with the information provided by the Company; (2) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Documents or in connection with any of the transactions contemplated therein; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Documents or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Documents, except in each case for such party’s own gross negligence or willful misconduct.

(iv) The Company agrees that the Placement Agent, its affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as the Placement Agent hereunder pursuant to the indemnification provisions set forth in the applicable letter agreement between the Company and the Placement Agent.

(v) Each Investor acknowledges that the Placement Agent is acting as the placement agent for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. Each Investor represents that such Investor was contacted regarding the sale of the Securities by the Placement Agent or the Company (or an authorized agent or representative thereof) with whom the Investor entered into a verbal or written confidentiality agreement. Each Investor confirms, in connection with the issue and purchase of the Securities, the Placement Agent has not acted as the Investor’s financial advisor or fiduciary.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

COMPANY:

ZOOZ POWER LTD.

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its respective authorized signatory as of the date first indicated above.

Name of Investor: ___________________________

Signature of Authorized Signatory of Investor: ___________________________

Name of Authorized Signatory: ___________________________

Title of Authorized Signatory: ___________________________

Address for Notice to Investor: ___________________________

Email Address of Authorized Signatory: ___________________________

Address for Delivery of Securities to Investor (if not same as address for notice):

EIN Number: ___________________________

Address for a mandatory copy to counsel for the Investor (which shall not constitute notice):

Email:

Attention:

Subscription Amount: $_________________

Ordinary Shares: __________________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

Warrant Shares: __________________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

Signature Pages to Securities Purchase Agreement

Exhibit A

Form of Pre-Funded Warrant

Exhibit B

Registration Rights Agreement

Exhibit C

Declaration

Qualified Investor

Under

Israeli Qualified Investor Status Declaration

The Investor in ZOOZ Power Ltd. hereby represents and warrants that the information provided hereunder is true and correct and that the Investor consents to being characterized as an Accredited Investor for purposes of section 15a(b)(1) of the Israeli Securities Law and understands the meaning of such characterization.

A. The Investor is a natural Person who satisfies at least one of the three following conditions (check all that apply):

☐ The aggregate value of his/her Liquid Assets, exceeds NIS 9,411,809.

☐ His/her earned income exceeded NIS 1,411,772 (or NIS 2,117,657 together with a spouse) in each of the prior two years.

☐ The aggregate value of his/her Liquid Assets exceeds NIS 5,882,380, and his/her earned income exceeded NIS 705,885 (or NIS 1,058,827 together with a spouse) in each of the prior two years.

OR

B. The Investor satisfies at least one of the two following conditions (check all that apply):

☐ The Investor is a legal entity, the equity of which exceeds NIS 50 million and which was not incorporated solely in order to purchase securities in a specific offering; or

☐ The Investor is one of the following Persons organized under the applicable laws:

☐ a joint investment fund or a managing company for such a fund;

☐ a provident fund or its managing company;

☐ an insurance company;

☐ a banking corporation;

☐ a portfolio manager purchasing for himself or for clients who are investors that are listed in section 15A(b) of the Securities Law;

☐ an investment advisor or an investment marketing agent purchasing for himself;

☐ a member of a stock exchange purchasing for itself or for clients who are investors that are listed in section 15A(b) of the Securities Law;

☐ an underwriter purchasing for itself;

☐ a venture capital fund; for this purpose, a “venture capital fund” shall mean a corporation whose main business is investing in corporations, which, at the time the investment is made, are primarily engaged in research and development or in the manufacture of innovative and high-tech products or processes, where the risk of investment is higher than what is customary for other investments;

☐ a legal entity, the entire share capital of which is held by shareholder(s) satisfying any of the following: (i) natural Person/s, each individually satisfying at least one of the three conditions of specified in section (A) above; or (ii) any of the entities specified in this section (B) above.

OR

C.	☐ The Investor is not any of the foregoing.

IN THE EVENT THAT THE INVESTOR SELECTS “A” OR “B”, THE INVESTOR MUST FURTHER PROVIDE THE COMPANY WITH CORROBORATING EVIDENCE, OR WITH SEPARATE INDEPENDENT VERIFICATION (E.G. FROM A LAWYER OR QUALIFIED ACCOUNTANT) REGARDING THE ABOVE MADE REPRESENTATIONS, INDICATING EXACTLY WHICH FACTS AND INFORMATION WERE EXAMINED BY SUCH INDEPENDENT VERIFICATOR IN ORDER TO ASCERTAIN THE REPRESENTATIONS MADE.

Investor Identification and Signature:

(Name of Investor)

(Signature)

By:	By:
Title:	Title:
Date:	Date:

Exhibit D

Announcing Form 6-K

Exhibit E

Disclosure Schedules